Exhibit 1.1

VENTAS, INC.

23,400,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated May 17, 2007

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UNDERWRITING AGREEMENT

May 17, 2007

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

As Representative of the several

Underwriters listed in

Schedule A hereto

4 World Financial Center, North Tower

New York, New York 10080

Ladies and Gentlemen:

Ventas, Inc., a Delaware corporation (“Ventas” or the “Issuer”) and Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), agree with the underwriters listed in Schedule A hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), as set forth in this underwriting agreement (this “Agreement”). Each of Ventas and the Operating Partnership are referred to herein sometimes individually as a “Ventas Entity” and together as the “Ventas Entities.”

The Issuer proposes to (i) issue and sell to the Underwriters, acting severally and not jointly, 23,400,000 shares of the Issuer’s common stock, par value $0.25 per share (the “Initial Securities”), and (ii) grant to the Underwriters, acting severally and not jointly, the option described in Section 2(b) to purchase all or any part of 3,510,000 additional shares of the Issuer’s common stock to cover overallotments, if any (the “Option Securities”). The Initial Securities and the Option Securities are hereinafter collectively referred to as the “Securities.” Securities issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Ventas Entities. The Ventas Entities, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(iv) and as of the Closing Time referred to in Section 2(c), and agree with each Underwriter, as follows:

(i) Registration Statement. The Issuer has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-133115), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder

(the “1934 Act Regulations”), is called the “Registration Statement.” Any preliminary prospectus supplement that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus is hereafter called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), together with the Base Prospectus. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the 1934 Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Issuer filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(ii) Compliance with Registration Requirements. The Registration Statement has become effective upon filing with the Commission under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Ventas Entities, are contemplated or threatened by the Commission.

Each of the preliminary prospectus and the Prospectus when filed complied in all material respects with the 1933 Act and the rules thereunder. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) and at the Closing Time, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to Ventas in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the Underwriter Information described as such in Section 6 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable.

(iii) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if applicable, for the purposes of complying with Section 10(a)(3) of the 1934 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) or determining compliance under Rule 405 of the 1933 Act, and (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act, the Issuer was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, and Ventas has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form.

(iv) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus and the preliminary prospectus, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the 1933 Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex A hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the number of Initial Securities being offered, the number of Option Securities subject to the Underwriters overallotment option, the price to the public of the Securities, and the use of proceeds identified in Annex B hereto. As of 5:30 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information relating to any Underwriter furnished to Ventas in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the Underwriter Information described as such in Section 6 hereof.

(v) Issuer Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) and (ii) at the time of the most recent amendment thereto, if applicable, for the purposes of (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus)

determining compliance under Rule 405 of the 1933 Act, the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act that it is not necessary that the Issuer be considered an Ineligible Issuer.

(vi) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Issuer notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Issuer has promptly notified and shall promptly notify the Representative and has promptly amended or supplemented or shall promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Issuer by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the Underwriter Information described as such in Section 6 hereof.

(vii) Distribution of Offering Material by the Issuer. The Issuer has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the preliminary prospectus, the Prospectus, the Disclosure Package, and any Issuer Free Writing Prospectus reviewed and consented to by the Representative or included in Annex A hereto or the Registration Statement.

(viii) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(ix) Capitalization. Ventas has an authorized capitalization of 180,000,000 shares of common stock, $0.25 par value (the “Common Stock”), and 10,000,000 shares of preferred stock, $1.00 par value. On May 16, 2007, Ventas’s stockholders approved an increase of the authorized number of shares of Common Stock to 300,000,000. All of the issued and outstanding shares of capital stock or other equity interests of Ventas have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule B is a true and complete list identifying each subsidiary (as defined in the 1933 Act) of Ventas immediately prior to the acquisition of the assets of Sunrise Senior Living Real Estate Investment Trust (the “Sunrise Acquisition”), its jurisdiction of incorporation or formation and its direct or indirect percentage equity ownership by Ventas (all such entities, the “Subsidiaries”). All of the issued and outstanding shares of capital stock or other equity interests of each such Subsidiary have been duly and validly authorized and issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in each of the Disclosure Package and the Prospectus or on Schedule B, are owned by Ventas, directly or indirectly through one or more Subsidiaries, free and clear of all Liens other than Liens (i) that will be discharged at or prior to the Closing Time or (ii) that are described in each of the Disclosure Package and the Prospectus and secure indebtedness described in each of the Disclosure Package and the Prospectus. Except as set forth on Schedule B, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Significant Subsidiaries. For purposes of this Agreement, “Significant Subsidiary” means any Subsidiary whose total assets or annualized revenues (when aggregated with those of its Subsidiaries) as of the date of this Agreement exceed 10% of the consolidated total assets or consolidated annualized revenues of Ventas and the Subsidiaries as of the date of this Agreement. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

(x) [Reserved].

(xi) Authorization and Description of the Securities. The Securities to be purchased by the Underwriters from the Issuer have been duly authorized by the Issuer for issuance and sale pursuant to this Agreement, and at the Closing Time, when issued and delivered by the Issuer against payment by the Underwriters in accordance with the terms of this Agreement, will have been validly issued, fully paid and nonassessable and conform to the description thereof contained or incorporated by reference in the Prospectus and the Disclosure Package; and the stockholders of the Issuer will have no preemptive or similar rights with respect to the Securities.

(xii) Good Standing of Ventas and Its Subsidiaries; Power and Authority. Each of Ventas and its (a) Significant Subsidiaries is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (b) Subsidiaries has all requisite corporate, partnership, limited liability company or trust power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except where the failure to obtain any such license, authorization, consent and approval is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below), and (c) Subsidiaries is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure to be so qualified and in good standing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below).

Each of the Ventas Entities has all requisite corporate, partnership, limited liability company or trust power and authority to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated on its part, including, without limitation, in the case of Ventas, the authority to issue, sell and deliver the Securities. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), results of operations, performance or properties of Ventas and the Subsidiaries, taken as a whole.

(xiii) Authorization of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Ventas Entities.

(xiv) Absence of Defaults and Conflicts. Neither Ventas nor any Subsidiary is in violation of its charter, bylaws or other constitutive documents. Except as described in the Prospectus and the Disclosure Package, none of Ventas or any Subsidiary is (A) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (B) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (A) and (B), individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by Ventas or any Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(xv) Absence of Defaults and Conflicts upon Consummation of Offering. None of the issuance, offer and sale of the Securities by the Issuer, the execution, delivery and performance of this Agreement by each of the Ventas Entities, or the consummation by the Ventas Entities of the transactions contemplated by this Agreement and described in the Prospectus and the Disclosure Package violate or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or results in the creation or imposition of a lien, charge, or encumbrance on any property or assets of Ventas or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of Ventas or any Subsidiary, (ii) any law, statute, rule or regulation applicable to Ventas or any Subsidiary or their respective assets or properties, (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over Ventas or any Subsidiary or their respective assets or properties or (iv) any Agreements and Instruments, except in the case of clauses (ii) and (iv), for such violations, conflicts, breaches, defaults, liens, charges or encumbrances that, individually or in the aggregate, are not reasonably likely to have a

Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Issuer or any Subsidiary for the execution, delivery and performance by the Ventas Entities of this Agreement, including the consummation of any of the transactions contemplated hereby, except such as have been or will be obtained or made at or prior to the Closing Time, including, without limitation, such as may be required by the 1933 Act, state securities laws, blue sky laws and the NASD Inc. (the “NASD”).

(xvi) Absence of Proceedings. Except as set forth in each of the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Ventas Entities, threatened or contemplated, to which any of Ventas or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject that is, individually or in the aggregate, reasonably likely (i) to have a Material Adverse Effect, or (ii) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by this Agreement and described in each of the Disclosure Package and the Prospectus. Except as set forth in each of the Disclosure Package and the Prospectus, there is (A) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of any of the Ventas Entities, that has been proposed by any governmental body or agency, domestic or foreign, and (B) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Ventas or any Subsidiary is or may be subject that in the case of clauses (A) and (B) is, individually or in the aggregate, (x) reasonably likely to have a Material Adverse Effect, or (y) reasonably likely to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by this Agreement. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Securities that has been received by Ventas or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Time be, complied with in all material respects.

(xvii) 1934 Act Compliance. Ventas is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the 1934 Act.

(xviii) Absence of Labor Dispute. Except as is not reasonably likely to have a Material Adverse Effect, no labor disturbance by the employees of Ventas or any Subsidiary exists or, to the knowledge of any of the Ventas Entities, is imminent. None of the Ventas Entities is aware of any existing or imminent labor disturbance by the employees of Kindred Healthcare, Inc. which may reasonably be expected to result in a Material Adverse Effect.

(xix) Environmental Laws. Except as described in each of the Disclosure Package and the Prospectus, Ventas and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. All currently pending and, to the knowledge of any of the Ventas Entities, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority to which any of the Ventas Entities is subject that are reasonably likely to result in a Material Adverse Effect are fully and accurately described in all material respects in each of the Disclosure Package and the Prospectus.

(xx) Possession of Licenses and Permits. Ventas and each Subsidiary has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in each of the Disclosure Package and the Prospectus, except where the failure to hold such Authorizations is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and (B) no knowledge that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect, and Ventas and each Subsidiary is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xxi) Title to Property. Ventas and each Subsidiary has good and marketable title in fee simple or a ground leasehold interest in all items of real property and good and marketable title to all personal property owned by each of them, in each case free and clear of all Liens, except (i) for Liens described in each of the Disclosure Package and the Prospectus and (ii) to the extent that the failure to have such title or the presence of such Liens is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect. Any real property and buildings held under lease by Ventas or any Subsidiary are held under valid, subsisting and enforceable leases, except to the extent that the failure to so hold such real property and buildings is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

(xxii) Authorization, etc. of Leases. Each of Ventas’ and the Subsidiaries’ leases, including the Master Leases (as defined below), has been duly authorized by one or more of Ventas and its Subsidiaries, as applicable, and is a valid and binding agreement of Ventas and/or any such Subsidiary, and, to the knowledge of Ventas and/or any such Subsidiary, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except, with respect to Ventas’ and the Subsidiaries’ leases (other than the Master Leases), as would not individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. To the knowledge of any of the Ventas Entities, no lessee or sublessee of any portion of any of the properties owned or leased by Ventas and/or any Subsidiary is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in each of the Disclosure Package and the Prospectus and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. The term “Master Leases” refers to the four second amended and restated master lease agreements, dated as of April 27, 2007, by and among the Operating Partnership and Kindred Healthcare Inc. and Kindred Healthcare Operating, Inc.

(xxiii) Qualification as a REIT. Commencing with Ventas’ taxable year ended December 31, 1999, Ventas has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Issuer’s current and proposed method of operation will enable the Issuer to continue to meet the requirements for qualification and taxation as a REIT under the Code. ElderTrust is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code.

(xxiv) Possession of Intellectual Property. Each of Ventas and each Significant Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how, trademarks, service marks, trade names and other intellectual property (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in each of the Disclosure Package and the Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property is not reasonably likely to have a Material Adverse Effect. None of Ventas or any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, is reasonably likely to have a Material Adverse Effect. To the knowledge of each of the Ventas Entities, the use of the Intellectual Property in connection with the business and operations of Ventas and the Subsidiaries does not infringe on the rights of any person, except for such infringement as is not reasonably likely to have a Material Adverse Effect, and neither Ventas nor any Subsidiary has received any notice of, and otherwise has no knowledge of, any threatened or existing action, suit, proceeding or claim by any person challenging use of the Intellectual Property by Ventas and the Subsidiaries.

(xxv) Tax Returns and Payment of Taxes. (A) All tax returns required to be filed by Ventas and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; (B) Ventas and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest; and (C) Ventas and each Subsidiary has complied with all withholding tax obligations except, in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Except as described in each of the Disclosure Package and the Prospectus, none of Ventas or any Subsidiary has knowledge of any material proposed additional tax assessments against Ventas or any of the Subsidiaries or their assets or property.

(xxvi) Certain ERISA Matters. None of Ventas or any of the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which Ventas or any Subsidiary makes or ever has made a contribution and in which any employee of Ventas or any Subsidiary is or has ever been a participant. With respect to such plans, Ventas and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(xxvii) Investment Company Act. None of the Ventas Entities is, or upon the issuance and sale of the Securities as herein contemplated and any application of the net proceeds therefrom as described in each of the Disclosure Package and the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxviii) Insurance for Leased Properties. Each of Ventas and each Subsidiary maintains or causes to be maintained by the lessee under the leases for its properties insurance covering its properties (including title to its properties), assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice and in Ventas’ reasonable judgment sufficient to protect Ventas and the Subsidiaries and their businesses.

(xxix) Accounting and Other Controls. Ventas maintains effective internal control over financial reporting as defined in the 1934 Act. Each of Ventas and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxx) No Material Weakness in Internal Controls. Except as disclosed in each of the Disclosure Package and the Prospectus, since the end of Ventas’ most recent audited fiscal year, there has been (i) no material weakness in Ventas’ internal control over financial reporting (whether or not remediated) and (ii) no change in Ventas’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Ventas’ internal control over financial reporting.

(xxxi) No Material Adverse Change in Business. As of March 31, 2007, neither Ventas nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in Ventas’ consolidated balance sheet as of March 31, 2007, or in the notes thereto, incorporated by reference in each of the Disclosure Package and the Prospectus, or otherwise described therein, other than the performance by Ventas and each Subsidiary of their respective obligations under ordinary course executory contracts that are not in default, that would not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, to be disclosed on a regularly prepared balance sheet or in the notes thereto. Since the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (a) none of Ventas or any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of Ventas and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there has not been any change in the long-term debt of Ventas (other than as a result of transactions disclosed under the caption “Use of Proceeds” and “Capitalization” in the Disclosure Package and the Prospectus) or any of the Subsidiaries or in the authorized capitalization of Ventas.

(xxxii) Regulations T, U, X. Neither Ventas nor any Subsidiary (or any agent thereof acting on its behalf other than the Underwriters, as to whom Ventas makes no representation or warranty) has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Securities to violate Section 7 of the 1934 Act or Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, at the Closing Time.

(xxxiii) Independent Accountants and Financial Statements. Ernst & Young LLP is an independent public accountant with respect to Ventas, as required by the 1933 Act, the 1933 Act Regulations and the 1934 Act. The historical financial statements, together with the related financial schedules and notes thereto, included or incorporated by reference in each of the Disclosure Package and the Prospectus that relate to Ventas and the Subsidiaries present fairly in all material respects the consolidated financial position and results of operations of Ventas and the Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in each of the Disclosure Package and the Prospectus). The supporting schedules of Ventas and the Subsidiaries, if any, included or incorporated by reference in the Disclosure Package and the Prospectus that relate to Ventas and the Subsidiaries present fairly in all material respects in accordance with GAAP the information required to be stated therein and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act. The other financial and statistical information and data included or incorporated by reference in each of the Disclosure Package and the Prospectus relating to Ventas and the Subsidiaries are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of Ventas and the Subsidiaries. Other than the financial statements or supporting schedules included or incorporated by reference in the Disclosure Package and the Prospectus, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Disclosure Package and the Prospectus.

(xxxiv) Solvency. Each of the Ventas Entities, is and will be, immediately following the issuance of the Securities at the Closing Time, Solvent. None of the Ventas Entities, is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and none of the Ventas Entities has knowledge of any person contemplating the filing of any such petition against any of the Ventas Entities. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.

(xxxv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, including, but not limited to, the most recent Annual Report of Ventas on Form 10-K filed with the Commission (the “Annual Report”), each Quarterly Report of Ventas on Form 10-Q, Ventas’ proxy statement and each Current Report of Ventas on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates prior to the Execution Time, when they became effective or at the time they were or hereafter are filed with the Commission (the “Incorporated Documents”), complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and 1934 Act Regulations, as applicable, and, when read together with the other information in each of the Disclosure Package and the Prospectus, at the Time of Execution and at the Closing Time, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(xxxvi) No Stabilization or Manipulation. None of Ventas or any Subsidiary or, to the best of its knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(xxxvii) Distribution. Except as described in the Disclosure Package and the Prospectus under “Underwriting,” there are no contracts, agreements or understandings between Ventas or any Significant Subsidiary and any other person that would give rise to a valid claim against Ventas, any Significant Subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(xxxviii) Statistical and Other Data. All (A) statistical and market-related data and (B) data (including financial information) with respect to Kindred Healthcare Inc., Brookdale Senior Living, the predecessor entities in the acquisition of VSCRE Holdings, LLC and IPC AL Real Estate Investment Trust or the entities acquired in the Sunrise Acquisition set forth on Schedule C hereto (the “Sunrise Entities”) included in each of the Disclosure Package and the Prospectus are based on or derived from sources that the Ventas Entities reasonably believe to be accurate in all material respects or represent the Ventas Entities’ good faith estimates that are made on the basis of data derived from sources the Ventas Entities reasonably believe to be reliable and accurate in all material respects.

(xxxix) Sarbanes-Oxley Compliance. Ventas is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(b) Officer’s Certificates. Any certificate signed by any officer of any of the Ventas Entities addressed and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Ventas Entities to the Underwriters as to the matters covered thereby. The Ventas Entities acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 5 of this Agreement, counsel to the Ventas Entities and counsel to the Underwriters will rely upon the accuracy of the foregoing representations, and the Ventas Entities hereby consent to such reliance.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer, at a purchase price of $38.88 per share, the respective number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,510,000 shares of Common Stock, as set forth in Schedule A, at the price per share to be paid for the Initial Securities, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time (but not more than two (2) times without the written consent of the Issuer) only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Representative to the Issuer setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Additional Closing Time”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by the Representative and the Issuer at 9:00 A.M. (Eastern time) on the third (fourth, if the Applicable Time occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than seven business days after such date as shall be agreed upon by the Representative and the Issuer (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account or accounts designated by the Issuer against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the applicable Additional Closing Time, as applicable, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. One or more of the Securities in global form shall be in such denominations and registered in the name of Cede & Co., as nominee of DTC. The Securities will be made available for examination by the Underwriters in The City of New York not later than 1:00 P.M. (Eastern time) on the business day prior to the Closing Time or the Additional Closing Time, as the case may be.

(e) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Securities are first released by the Underwriters for sale to the public, to the extent required, Ventas shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.

SECTION 3. Covenants of the Ventas Entities and the Underwriters. The Ventas Entities, jointly and severally, covenant with the Underwriters and, as applicable, the Underwriters covenant with the Ventas Entities as follows:

(a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, Ventas shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and Ventas shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects within a reasonable time.

(b) 1933 Act Compliance. After the date of this Agreement, Ventas shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any receipt by Ventas of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes. Ventas shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, Ventas will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest practicable moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, Ventas agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the 1933 Act, including with respect to the timely filing of documents thereunder.

(c) 1934 Act Compliance. During the Prospectus Delivery Period, Ventas will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act in the manner and within the time periods required by the 1934 Act.

(d) [Reserved].

(e) Permitted Free Writing Prospectuses. Ventas represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) or a portion thereof required to be filed by Ventas with the Commission or retained by Ventas under Rule 433 of the 1933 Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Annex B hereto and any electronic road show. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” Ventas agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Ventas consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information permitted under Rule 134 under the 1933 Act; provided that each Underwriter severally covenants with Ventas not to take any action without Ventas’ consent which consent shall be confirmed in writing that would result in Ventas being required to file with the Commission under Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by Ventas thereunder, but for the action of the Underwriter.

(f) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other 1933 Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the 1934 Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable judgment of the Ventas Entities or their counsel it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the 1934 Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with applicable law, including in connection with the delivery of the Prospectus, Ventas agrees to (i) notify the Representative of any such event or condition and (ii) upon reasonable notice to the Representative, promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with applicable law.

(g) Copies of the Registration Statements and the Prospectus. Ventas will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of each preliminary prospectus, the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representative may reasonably request.

(h) Blue Sky Qualifications. Each Ventas Entity agrees to use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Ventas Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Ventas Entities will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of the Securities.

(i) Clear Market. Without the prior written consent of the Representative, Ventas will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or (iii) file with the Commission a registration statement under the 1933 Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock, or publicly disclose the intention to effect any transaction described in clause (i), (ii) or (iii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that the foregoing shall not apply to (A) the sale of the Securities under this Agreement, (B) the grant by Ventas of employee or director stock options, shares of restricted stock or restricted stock units in the ordinary course of business or the issuance by Ventas of any shares of Common Stock upon the exercise of an option or warrant, the settlement of any stock unit account or the conversion of a security outstanding on the date hereof, (C) the filing and effectiveness of any amendment to Ventas’ existing shelf registration statements (Registration No. 333-141605 and 333-133115, respectively) relating to the resale by the holders of the Issuer’s 3 7/8% Convertible Senior Notes due 2011 or the addition of any subsidiary guarantor registrants, as applicable, and (D) the issuance and sale of shares of Common Stock pursuant to the Ventas Employee and Director Stock Purchase Plan or the Ventas Distribution Reinvestment and Stock Purchase Plan.

(j) Use of Proceeds. To use the net proceeds from the sale of the Securities in the manner described in each of the Disclosure Package and the Prospectus under “Use of Proceeds.”

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period, Ventas shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the 1934 Act.

(l) Filing Fees. Ventas agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act.

(m) DTC. Ventas will use its reasonable best efforts to obtain the approval of the Securities by DTC for “book-entry” transfer and agrees to comply with all of its agreements set forth in its representation letters relating to the approval of the Securities by DTC for “book-entry” transfer.

(n) Listing. The Issuer will use its reasonable best efforts to effect the listing of the Securities on the New York Stock Exchange subject to official notice of issuance.

SECTION 4. Payment of Expenses.

(a) Expenses. The Ventas Entities, jointly and severally, will pay all costs, fees and expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, notarization (if necessary), and delivery to the Underwriters of this Agreement, and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (ii) the issuance, transfer and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Ventas Entities’ counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (provided that the Ventas Entities will only be responsible for paying costs, fees and expenses incurred under this clause (iv) in an aggregate amount not to exceed $5,000), (v) the preparation, printing and delivery to the Underwriters of such copies of the Disclosure Package and Prospectus and any amendments or supplements thereto, as may be reasonably requested for use in connection with the offering, (vi) the preparation, printing and delivery to the Underwriters of a reasonable number of copies of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (vii) the fees and expenses of any transfer agent or registrar for the Common Stock, (viii) the approval of the Securities by DTC for “book-entry” transfer, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (x) the performance by the Ventas Entities of their other obligations under this Agreement, (xi) all expenses in connection with any “road show” presentation to potential investors, including, without limitation, the costs incurred in connection with any chartered private aircraft and the preparation of any “road show” materials; provided, however, that the Underwriters shall be responsible for the costs of their hotel accommodations, commercial aircraft expenses and other personal expenses and (xiii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.

(b) If (i) this Agreement is terminated pursuant to Section 8, or (ii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Ventas Entities agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Ventas Entities contained in Section 1 hereof and in certificates of any officer of any Ventas Entity delivered pursuant to the provisions hereof, to the performance by the Ventas Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after the Execution Time and prior to the Closing Time and, with respect to the Securities:

(i) Ventas shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the 1933 Act) in the manner and within the time period required by Rule 424(b) under the 1933 Act;

(ii) Any free writing prospectus listed on Annex B, and any other material required to be filed by Ventas pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission pursuant to Rule 433 and within the time period required by Rule 164(b);

(iii) No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and Ventas shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form; and

(iv) The NASD shall have raised no objections to the fairness and reasonableness of the underwriting terms and arrangements.

(b) No Proceedings. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or authority that would, as of the Closing Time, prevent the issuance of the Securities; except as disclosed in each of the Disclosure Package and Prospectus, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Ventas Entities, threatened against any Ventas Entity before any court or arbitrator or any governmental body, agency or official that is reasonably likely to have a Material Adverse Effect or to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by this Agreement; and no stop order preventing the use of the Registration Statement, the Disclosure Package, the Prospectus, or any amendment or supplement thereto shall be in effect.

(c) No Material Liabilities, Events. As of March 31, 2007, none of Ventas or any Subsidiary shall have had any material liabilities or obligations, direct or, contingent, that were not set forth in Ventas’ consolidated balance sheet as of March 31, 2007 or in the notes thereto, incorporated by reference in the preliminary prospectus and the Prospectus or otherwise described in the Disclosure Package and the Prospectus, other than the performance by Ventas of its obligations under ordinary course executory contracts that are not in default, that could not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the 1933 Act, 1933 Act Regulations, the 1934 Act and 1934 Act Regulations, to be disclosed on a regularly prepared balance sheet or in the notes thereto. Since the respective dates as of which information is given in each of the Disclosure Package and the Prospectus, except as otherwise stated therein, (a) none of Ventas or any Subsidiary shall have (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there shall not been any event or development in respect of the business or condition (financial or other) of Ventas and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there shall not have been any change in the long-term debt of Ventas (other than as a result of transactions disclosed under the caption “Use of Proceeds” and “Capitalization” in the preliminary prospectus and the Prospectus) or any of the Subsidiaries or in the authorized capitalization of Ventas.

(d) Opinion of Counsel for the Ventas Entities. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of:

(i) T. Richard Riney, general counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request;

(ii) Willkie Farr & Gallagher LLP, as counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibits A-2 and A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request; and

(iii) Greenberg Traurig, LLP, as regulatory counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, and a negative assurance letter, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(f) Officers’ Certificate. The Underwriters shall have received a certificate of the Chief Executive Officer and President of Ventas and the Chief Financial Officer or Chief Accounting Officer of Ventas, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Ventas Entities in Section 1(a) hereof and the provisions in Section 5(a)(i)-(iii) are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (ii) the Ventas Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time.

(g) Accountant’s Comfort Letter. At the Time of Execution, the Underwriters shall have received from Ernst & Young LLP, a letter, dated such date, in form and substance reasonably satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Ventas and the Subsidiaries and certain financial information contained in the Disclosure Package.

(h) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement to the Disclosure Package or the Prospectus and (ii) the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i) Good Standing. The Representative shall have received on and as of the Closing Time satisfactory evidence of the good standing of Ventas and its Significant Subsidiaries in their respective jurisdictions of organization and in such other jurisdictions as set forth in Schedule D hereto, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j) [Reserved].

(k) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B-1 hereto, of the officers of Ventas identified on Exhibit B-2 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to the Representative on or before the date hereof and shall be in full force and effect at the Closing Time.

(l) [Reserved].

(m) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(n) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Ventas Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(o) Conditions to Underwriters’ Purchase of Option Securities. In the event that the Representative exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Ventas Entities contained herein and the statements in any certificates furnished by the Ventas Entities delivered pursuant to the provisions hereof, as of each Additional Closing Time, shall be true and correct and, at the relevant Additional Closing Time, the Representative shall have received

(i) Opinion of Counsel for Company. The favorable opinion of (A) T. Richard Riney, general counsel for the Ventas Entities; (B) Willkie Farr & Gallagher LLP, as counsel for the Ventas Entities; and (C) Greenberg Traurig, LLP, as regulatory counsel for the Ventas Entities, in each case, in form and substance reasonably satisfactory to counsel for the Underwriters, dated as of such Additional Closing Time, relating to the Option Securities to be purchased at such Additional Closing Time and otherwise to the same effect as the opinions required pursuant to Section 5(d) hereof.

(ii) Opinion of Counsel for the Underwriters. The favorable opinion, dated as of the Additional Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, relating to the Options Securities to be purchased at such Additional Closing Time and otherwise to the same effect as the opinion required pursuant to Section 5(e) hereof.

(iii) Officers’ Certificate. A certificate of the Chief Executive Officer and President of Ventas and the Chief Financial Officer or Chief Accounting Officer of Ventas, dated as of the Additional Closing Time, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Additional Closing Time.

(iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, dated as of the Additional Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Additional Closing Time.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to Ventas at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Ventas Entities. Each of the Ventas Entities, jointly and severally, agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, the agents, employees, officers and directors of the Underwriters and the agents, employees, officers and directors of any such controlling person as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c) below) any such settlement is effected with the written consent of Ventas; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability that the Ventas Entities may otherwise have, including, but not limited to, liability under this Agreement.

(b) Indemnification of Ventas Entities, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Ventas Entities, each person, if any, who controls any Ventas Entity within the meaning of Section 15 of the 1933 Act or

Section 20(a) of the 1934 Act and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions relating to such Underwriter, made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information relating to such Underwriter; provided that, with respect to the preceding sentence, the Ventas Entities acknowledge that “Underwriter Information” shall mean the statements contained in the fifth paragraph, thirteenth paragraph and the fourteenth paragraph under the caption “Underwriting” therein (the “Underwriter Information”).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a), counsel to the indemnified parties shall be selected by the Representative, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by Ventas. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Ventas Entities with respect to indemnification.

(f) Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Ventas Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Ventas Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Ventas Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the total discount received by the Underwriters, in each case as set forth in this Agreement, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Ventas Entities, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Ventas Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Ventas Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(f). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 6(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations to contribute pursuant to this Section 6(f) shall be several in proportion to their respective purchase obligations hereunder and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 6(f), each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as the Underwriters, and each officer and director of any Ventas Entity, and each person, if any, who controls any Ventas Entity within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Ventas Entity.

The provisions of this Section 6(f) shall not affect any agreement among the Ventas Entities with respect to contribution.

SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Ventas Entities submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of Ventas, and shall survive delivery of the Securities to the Underwriters.

SECTION 8. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to Ventas, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or Prospectus (exclusive of any amendment or supplement thereto), any material adverse change in the business, condition, financial or otherwise, results of operations, performance, properties or business prospects of Ventas and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Ventas Entities has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock

Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 9. Default by the Issuer. If the Issuer shall fail at the Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Issuer from liability, if any, in respect of such default.

SECTION 10. Default of One or More of the Several Underwriters. (a) If, at the Closing Time or an Additional Closing Time, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If any one or more of the Underwriters shall fail or refuse to purchase the Securities and the aggregate number of the Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased at the Closing Time, and arrangements satisfactory to the Underwriters and Ventas for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party (other than the defaulting Underwriters) except that the provisions of Sections 3, 4, and 6 shall at all times be effective and shall survive termination. In any such case, either the Underwriters or Ventas shall have the right to postpone the Closing Time, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Disclosure Package or the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. No Advisory or Fiduciary Responsibility. Each of the Ventas Entities acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this

Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Ventas Entities on the one hand, and the Underwriters, on the other hand, and the Ventas Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby the Underwriters are and have been acting solely as principals and are not the agents or fiduciaries of the Ventas Entities or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Ventas Entities with respect to any of the transactions contemplated hereby (irrespective of whether the Underwriters have advised or are currently advising the Ventas Entities on other matters) or any other obligation to the Ventas Entities with respect to such transactions except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Ventas Entities; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Ventas Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Ventas Entities and the Underwriters, or any of them, with respect to the subject matter hereof. The Ventas Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Ventas Entities may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080, attention James Forbes, with a copy to Cahill Gordon & Reindel LLP, 80 Pine St., New York, New York 10005, attention of William M. Hartnett; and notices to the Ventas Entities shall be directed to Ventas at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, attention of T. Richard Riney, General Counsel, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, attention of David Boston.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Ventas Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Ventas Entities and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Ventas Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Ventas Entities hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the 1933 Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “Subsidiary” has the meaning set forth in Rule 405 under the 1933 Act.

SECTION 18. Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

SECTION 19. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Ventas a counterpart hereof, whereupon this instrument, along with all counterparts (including via facsimile), will become a binding agreement between the Underwriters and the Ventas Entities in accordance with its terms.

Very truly yours,

VENTAS, INC.

By	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President

VENTAS REALTY, LIMITED PARTNERSHIP

By:	Ventas, Inc., its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
For itself and on behalf of the several Underwriters

By:	/s/ Christine Bergmann
Authorized Signatory

SCHEDULE A

NAME OF UNDERWRITER	NUMBER OF SECURITIES
Merrill Lynch, Pierce, Fenner & Smith Incorporated	7,956,000
Citigroup Global Markets Inc.	5,342,220
UBS Securities LLC	2,829,060
Banc of America Securities LLC	2,007,720
Calyon Securities (USA) Inc.	1,404,000
KeyBanc Capital Markets Inc.	1,404,000
BMO Capital Markets Corp.	936,000
J.P. Morgan Securities Inc.	936,000
Stifel, Nicolaus & Company, Incorporated	585,000
Total	23,400,000

Sch. A-1